                                CREDIT AGREEMENT


                           dated as of March 15, 1995


                                     among


                               ALEXANDER'S, INC.,
                                  as Borrower


                                      and


                             VORNADO LENDING CORP.,
                                   as Lender

                       T A B L E   O F   C O N T E N T S


         SECTION                                                   PAGE

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         1.01.  Certain Defined Terms............................    1
         1.02.  Computation of Time Periods......................   13
         1.03.  Accounting Terms.................................   13

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

         2.01.  The Loan.........................................   13
         2.02.  Repayment........................................   13
         2.03.  Prepayments......................................   13
         2.04.  Interest.........................................   13
         2.05.  Loan Fee.........................................   15
         2.06.  Increased Costs..................................   15
         2.07.  Payments and Computations........................   15
         2.08.  Taxes............................................   17
         2.09.  Payment of Certain Costs and Expenses............   18
         2.10.  Use of Proceeds..................................   18

                                  ARTICLE III

                             CONDITIONS OF LENDING

         3.01.  Conditions Precedent to Funding Loan.............   18

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.01.  Representations and Warranties of the Borrower...   19

         SECTION                       ii                          PAGE

                                   ARTICLE V

                                   COVENANTS

         5.01.  Affirmative Covenants of the Borrower............   24
         5.02.  Negative Covenants of the Borrower...............   27
         5.03.  Reporting Requirements...........................   32
         5.04.  Covenants of the Lender..........................   34

                                   ARTICLE VI

                               SPECIAL PROVISIONS

         6.01.  Condemnation and Casualty........................   36
         6.02.  Payment of REIT Dividends........................   37
         6.03.  Gruss Arrangements...............................   37
         6.04.  Release of Lexington Avenue Property.............   38
         6.05.  Exception to Cash Collateral Arrangements for
                      Certain Financings.........................   38
         6.06.  Construction and Development Financing...........   39
         6.07.  Release of Cash Collateral Account...............   40
         6.08.  Optional Release or Assignment...................   40

                                  ARTICLE VII

                               EVENTS OF DEFAULT

         7.01.  Events of Default................................   42

                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.01.  Amendments, Etc..................................   44
         8.02.  Notices, Etc.....................................   45
         8.03.  No Waiver; Remedies..............................   45
         8.04.  Costs, Expenses..................................   45
         8.05.  Merger...........................................   47
         8.06.  Binding Effect...................................   47
         8.07.  Lender's Discretion..............................   47
         8.08   Participations...................................   47
         8.09.  Governing Law....................................   48


SECTION                               iii                          PAGE

         8.10.  Execution in Counterparts........................   48
         8.11.  Waiver of Jury Trial.............................   48
         8.12.  Jurisdiction.....................................   49
         8.13.  Continuing Enforcement...........................   49


Schedule I         -    Disclosed Litigation
Schedule II        -    Properties
Schedule III       -    Surviving Debt
Schedule IV        -    Use of Proceeds
Schedule V         -    Subsidiaries of each Loan Party
Schedule VI        -    Defaults Created by Loan Documents
Schedule VII       -    Required Authorizations
Schedule VIII (a)  -    Environmental Non-Compliance
Schedule XIII (b)  -    Environmental Reports
Schedule IX        -    Real Property
Schedule X         -    Leases
Schedule XI        -    Defaults under Material Agreements
Schedule XII       -    Non-compliance with Laws
Schedule XIII      -    Existing Agreements with Vornado Realty Trust
Schedule XIV       -    Subordination Conditions

Exhibit A          -    Form of Bankruptcy Court Order
Exhibit B          -    Form of Guaranty
Exhibit C          -    Form of Mortgage
Exhibit D          -    Form of Note
Exhibit E          -    Form of Pledge Agreement
Exhibit F          -    Form of Subordination, Nondisturbance and Attornment
                        Agreement
Exhibit G          -    Form of Opinion of Shearman & Sterling
Exhibit H          -    Form of Opinion of Wells, Garafalo, Jaworski & Liebman

                 CREDIT AGREEMENT dated as of March 15, 1995 by and between Alexander's, Inc., a Delaware corporation (the "Borrower"), as borrower, and Vornado Lending Corp., a New Jersey corporation (the "Lender"), as lender.


         (1) WHEREAS, the Borrower has requested that the Lender make a loan in the aggregate principal amount and for purposes herein specified; and

         (2) WHEREAS, the Lender is willing to make such a loan on the terms and conditions set forth herein;

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                 SECTION 1.01. Certain Defined Terms. As used in this Credit Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 20% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                 "Bankruptcy Court" means the Bankruptcy Court for the Southern District of New York.

                 "Bankruptcy Court Order" means a certified copy of an order of the Bankruptcy Court substantially in the form attached as Exhibit A hereto.

                 "Bankruptcy Plan" means that certain Debtors' First Amended and Restated Joint Plan of Reorganization by the United States Bankruptcy Court, Southern District of New York in a Proceeding for a Reorganization Under Chapter 11, dated July 21, 1993.

                 "Bankruptcy Proceeding" means the proceedings for reorganization under Chapter 11 of the United States Bankruptcy Code pending in the Bankruptcy Court entitled In re Alexander's, Inc., et al. (Case Nos. 92B 42704 (CB) through 92B 42720 (CB) inclusive).

                 "Borrower" has the meaning specified in the recital of parties to this Credit Agreement.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday on which banks are not required or authorized to close in New York City.

                 "Capitalized Leases" has the meaning specified in clause (e) of the definition of Debt.

                 "Cash Collateral Account" means an account of the Borrower maintained with the Senior Lender in accordance with the Cash Collateral Agreement.

                 "Cash Collateral Agreement" means the Cash Collateral Agreement, dated of even date herewith, among the Borrower, the Lender and Senior Lender.

                 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may be amended from time to time.

                 "Closing Date" means the date on which the Loan is advanced.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is subject to any Lien in favor of the Lender.

                 "Collateral Documents" means collectively each Guaranty, Pledge Agreement and Mortgage.

                 "Confidential Information" means information that the Borrower furnishes to the Lender on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Lender of its obligations hereunder or that is or becomes available to the Lender from a source other than the Borrower that is not, to the best of the Lender's knowledge, acting in violation of a confidentiality agreement with the Borrower.

                 "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                 "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized Leases"), (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Debt of others referred to in clauses (a) through
         (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (h) all Debt referred to in clauses (a) through (f) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                 "Deeply Subordinate" means subordination by Lender of its rights under the Loan Documents in accordance with a subordination agreement entered into with a third party lender substantially in the form of that certain Subordination and Standstill Agreement attached as Exhibit A to that certain Mortgage and Security Agreement, dated as of February 24, 1995 from the Borrower in favor of Greyrock Capital Group Inc.

                 "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                 "Default Rate" means (a) prior to the Maturity Date, 4% per annum above the rate per annum required to be paid on the Loan pursuant to Sections 2.04(a) and (b) from and after the Maturity Date, 4% per annum above the rate per annum from time to time in effect determined by adding (i) 7.25% or, provided that the Lender shall have entered into the Intercreditor Agreement, 9.92% and (ii) the One-Year Treasury Rate in effect as of the Maturity Date; provided, however, that for purposes of determining the Default Rate, the One-Year Treasury Rate shall be re-determined as of each anniversary of the Maturity Date.

                 "Development Financing" means (i) those financings described in Section 6.06 and (ii) any construction or development financing with respect to a Future Development Property.

                 "Development Properties" means any of the Kings Plaza Store Property and the Paramus Property.

                 "Disclosed Litigation" means the matters described on Schedule I to this Credit Agreement.

                 "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit including, without limitation, (a) any written claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any written claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                 "Environmental Law" means any applicable federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health, safety or Hazardous Materials.

                 "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                 "Events of Default" has the meaning specified in Section 7.01.

                 "Existing Debt" means Debt of the Borrower outstanding immediately before the time of execution of this Credit Agreement.

                 "Fidelity Credit Agreement" means the Credit Agreement, dated of even date herewith, between the Borrower and First Fidelity.

                 "Financing Properties" means any of the Flushing Property, the Rego Park I Property, the Third Avenue Property and the Fordham Property.

                 "First Fidelity" means First Fidelity Bank, National
         Association.

                 "Flushing Property" means the ground leasehold estate on the Property designated on Schedule II to this Credit Agreement as the "Flushing Property".

                 "Fordham Property" means the Property designated on Schedule II to this Credit Agreement as the "Fordham Road Property".

                 "Future Development Property" means any or all of the Rego Park II Property, the Rego Park III Property and the Lexington Avenue Property, in each case after the Mortgage on such Property has been released by the Lender.

                 "GAAP" has the meaning specified in Section 1.03.

                 "Gruss Agreement" means that certain letter agreement, dated March __, 1995, among the Gruss Partners, the Lender, the Senior Lender, the Borrower and the Lex Store General Partner.

                 "Gruss Partners" shall have the meaning assigned to such term in the Gruss Partnership Agreement.

                 "Gruss Partnership Agreement" means that certain Amended and Restated Agreement of Limited Partnership, dated as of August 21, 1986, as last amended by that certain Third Amendment to Amended and Restated Agreement of Limited Partnership for Seven Thirty One Limited Partnership, dated as of October 4, 1993, as modified, for purposes of the provisions of this Credit Agreement, by the Gruss Agreement.

                 "Guarantor" means each of Alexander's of Flushing, Inc., Alexander's of Third Avenue, Inc., Alexander's of Fordham Road, Inc., Alexander's of Rego Park, Inc., Alexander's Department Stores of New Jersey, Inc., Alexander's Department Stores of Brooklyn, Inc., Alexander's of Brooklyn, Inc., Alexander's of Rego Park II, Inc., Alexander's of Rego Park III, Inc. and Admo Realty Corp. and subsequent assignees thereof and any other Person who shall execute a Guaranty after the date hereof.

                 "Guaranty" means the Guaranty, substantially in the form of Exhibit B to this Credit Agreement, as amended from time to time, duly executed as of the Closing Date by each Guarantor.

                 "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

                 "Indemnified Party" has the meaning specified in Section
         8.04(b).

                 "Intercreditor Agreement" means the Subordination and Intercreditor Agreement, dated of even date herewith, among the Vornado Realty Trust and the Lender and the Senior Lender, as modified by the Intercreditor Letter Agreement.

                 "Intercreditor Letter Agreement" means that certain letter agreement, dated of even date herewith, among the Lender and the Senior Lender.

                 "Interes Payment Date" has the meaning specified in Section 2.04(a).

                 "Interest Rate" means a rate per annum equal to (i) prior to the second anniversary of the Closing Date, 13.8% or, provided that the Lender shall have executed the Intercreditor Agreement pursuant to which the Loan Obligations shall be subordinated to the obligations of the Borrower owing to the Senior Lender under the Fidelity Credit Agreement, 16.43% and (ii) on and after the second anniversary of the Closing Date until all amounts owing under this Credit Agreement are paid in full, (A) 7.25% or, provided the Lender shall have executed the Intercreditor Agreement pursuant to which the Loan Obligations shall be subordinated to the obligations of the Borrower owing to the Senior Lender under the Fidelity Credit Agreement, 9.92% plus (B) the One-Year Treasury Rate.

                 "Kings Plaza Mall" means the Kings Plaza Mall property identified as such on the attached Schedule II to this Credit Agreement.

                 "Kings Plaza Store Property" means the Property designated on
         Schedule II to this Credit Agreement as the "Kings Plaza Store
         Property".

                 "Leasing Agreement" means that certain Real Estate
         Retention Agreement, dated July 20, 1992, among Vornado, Inc. (as predecessor to Vornado Realty Trust), Keen Realty Consultants and the Borrower as amended from time to time.

                 "Lender's Account" means an account of or specified by the Lender and, until the Lender shall notify the Borrower of a change in such account, shall mean the account of Vornado Realty Trust maintained at National Westminster Bank (Account No. 231313517).

                 "Lex Store General Partner" shall mean Alexander's Department Stores of Lexington Avenue, Inc., as general partner of Seven Thirty One Limited Partnership, a New York limited partnership.

                 "Lexington Avenue Partnership" means the partnership created pursuant to the Gruss Partnership Agreement.

                 "Lexington Avenue Property" means the Property designated on
         Schedule II to this Credit Agreement as the "59th Street Property".

                 "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                 "Loan" has the meaning specified in Section 2.01.

                 "Loan Documents" means this Credit Agreement, the Note, the Collateral Documents and the Guaranty and any other documents executed by any Loan Party in connection with the Loan.

                 "Loan Obligations" means all amounts due and payable to the Lender under the Loan Documents.

                 "Loan Parties" means the Borrower, each Guarantor, and each Mortgagor.

                 "Major Lease" means any lease at Property other than the Kings Plaza Mall (i) for an entire free-standing building, including without limitation a building to be constructed, (ii) for over 10,000 rentable square feet, or (iii) with an anchor tenant.

                 "Make Whole Premium" means (i) with respect to a prepayment of the Loan made pursuant to Section 2.03 on the second anniversary of the Closing Date, zero; and (ii) with respect to a prepayment of the Loan made pursuant to Section 2.03 on any date other than the second anniversary of the Closing Date, the present value of the stream of monthly interest payments that would be payable on the entire outstanding principal balance of the Loan commencing on the first day of the calendar month following the first day of the Measuring Period and on the first day of each month thereafter and ending with a final payment of all accrued and unpaid interest on the last day of the Measuring Period, determined as if interest were accruing on said outstanding principal balance at the Make Whole Rate. For purposes of determining such present value, the discount rate used in such computation (the "Discount Rate"), shall be the yield on U.S. Treasury securities, adjusted to a constant maturity of a term equal to the Measuring Period, as made available by the Board of Governors of the Federal Reserve System.

                 "Make Whole Rate" means, with respect to any prepayment, a per annum rate, based on a 360 day year for the actual number of days elapsed, determined by subtracting the Discount Rate from the applicable per annum rate of interest on the Loan in effect on the date of prepayment.

                 "Management Agreement" means that certain Management Agreement, dated as of February 6, 1995, between the Borrower and Vornado Realty Trust, as amended from time to time.

                 "Material Adverse Change" means any material adverse change in the business, financial condition, operations, performance or properties of the Borrower and the Loan Parties taken as a whole.

                 "Material Adverse Effect" means a material adverse effect on
         (a) the business, financial condition, operations, performance or properties of the Borrower and the Loan Parties taken as a whole, (b) the rights and remedies of the Lender under any Loan Document or Related Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or Related Document to which it is or is to be a party.

                 "Maturity Date" means the third anniversary of the Closing
         Date.

                 "Measuring Period" means the period commencing on the date of a prepayment and ending on (i) the second anniversary of the Closing Date (if such prepayment is made prior to such second anniversary) or
         (ii) the Maturity Date (if such prepayment is made subsequent to the second anniversary of the Closing Date).

                 "Mortgage" or "Mortgages" means one or more mortgages, in substantially the form of Exhibit C to this Credit Agreement and covering all or any of the Properties, as the same may be amended from time to time, duly executed by the applicable Mortgagor in favor of Lender.

                 "Mortgagor" means the Borrower, the Lexington Avenue Partnership, Alexander's of Fordham Road, Inc., and Alexander's Department Stores of New Jersey, Inc., or other mortgagor under a Mortgage, provided that any Mortgagor shall cease to be a Mortgagor upon the release or satisfaction of that Mortgagor's mortgage.

                 "Note" or "Notes" means, collectively, the promissory notes of the Borrower payable to the order of the Lender, in substantially the form of Exhibit D hereto, as amended from time to time, evidencing the indebtedness of the Borrower to the Lender resulting from the Loan made by the Lender.

                 "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that the Lender, in accordance with the terms of the applicable Loan Document, may elect to pay or advance on behalf of such Loan Party.

                 "One-Year Treasury Rate" means the weekly average yield of United States Treasury securities adjusted to a constant maturity of one year, as made available by the Board of Governors of the Federal Reserve System as of the first Business Day following the date which is ten (10) days prior to the second anniversary of the Closing Date.

                 "Other Taxes" has the meaning specified in Section 2.08(b).

                 "Participant" has the meaning set forth in Section 8.08.

                 "Permitted Encumbrances" has the meaning specified in the Mortgages.

                 "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

         (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Liens created under the Senior Loan Documents; (c) Permitted Encumbrances; (d) Liens on any of the Properties now existing or hereafter granted in favor of one or more of the Gruss Partners that are required by the terms of the Gruss Partnership Agreement and that are now subordinated to the liens of the Mortgage and the Collateral Documents or hereafter Deeply Subordinated to the liens of the Mortgage and the Collateral Documents; (e) Liens in favor of one or more Gruss Partners on partnership interests of the Lex Store General Partner or the Borrower required to be granted in connection with the exercise of the 4/7 Redemption or the 3/7 Redemption (each as defined in the Gruss Partnership Agreement) provided that one Unit (as defined in the Gruss Partnership Agreement) held by the Lex Stores General Partner as a general partner shall at all times remain free and clear of any liens except those in favor of the Lender or the Senior Lender; (f) with respect to any real property acquired by Borrower or any Subsidiary or Affiliate of Borrower after the date hereof, liens to which such property is subject as of the date of such acquisition, purchase money mortgages or other similar purchase liens and liens in favor of lenders providing construction or development financing in connection with such property provided, that all proceeds of such financings are used for construction or development of such property or the retirement of Existing Debt secured by one or more liens on such Property; (g) Liens permitted to be incurred by Borrower pursuant to the terms of this Agreement; (h) Liens in connection with taxes being contested in good faith in compliance with this Credit Agreement; and
         (i) any renewal or replacement of any Lien securing Surviving Debt or Lien permitted pursuant to the foregoing clauses (a) through (h), inclusive, provided that any such renewal or replacement Lien secures Debt in an amount not in excess of the Debt secured by the Lien so renewed or replaced, provided, however, that notwithstanding the foregoing, the Lender shall not be required to subordinate to any Lien pursuant to this clause (i) except as otherwise provided in this Credit Agreement.

                 "Permitted Related Owner" means any of (a) any Subsidiary now existing or hereafter created all shares of issued and outstanding capital stock of which are owned by the Borrower or (b) a corporation
         (x) 90% or more of the economic interests of which shall be held by the Borrower through the ownership of shares of preferred and/or common stock of such corporation and (y) 10% or less of the economic interests of which shall be held by an entity reasonably satisfactory to the Lender through the ownership of shares of common and/or preferred stock of such corporation; provided that (i) all of such stock owned by the Borrower has been or is pledged to the Lender under a pledge agreement substantially in the form of the Pledge Agreement and that creates a first priority lien in favor of the Lender and (ii) such Subsidiary or corporation enters into a guaranty substantially in the form of the Guaranty pursuant to which it guarantees the obligations of the Borrower under the Notes. The conditions regarding share ownership set forth in clauses (x) and (y) above may be varied to the extent necessary for any income received by the Borrower to be described in Section 856(c)(2) of the Code or for the Borrower to continue to qualify as a REIT.

                 "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                 "Pledge Agreement" means a pledge agreement, in substantially the form of Exhibit D to this Credit Agreement, as amended from time to time, among the Borrower, Alexander's Department Stores of Lexington Avenue, Inc., as pledgors, and the Lender, as pledgee.

                 "Prepayment Date" has the meaning specified in Section 2.03.

                 "Properties" means the properties listed on Schedule II to this Credit Agreement (other than the Kings Plaza Mall) and any real property acquired by the Borrower or any Mortgagor after the Closing Date.

                 "Reciprocal Easement Agreement" means that certain Construction, Operation and Reciprocal Easement Agreement, dated February 2, 1970, among Flatbrook Properties Corp., Kings Plaza Shopping Center of Avenue U, Inc. and Kings Plaza Shopping Center of Flatbush Avenue, Inc. as amended from time to time, and relating to the Kings Plaza Property.

                 "Rego Park I Property" means the Property designated on
         Schedule II to this Credit Agreement as the "Rego Park Property".

                 "Rego Park II Property" means the Property designated on
         Schedule II to this Credit Agreement as the "Rego Park II Property".

                 "Rego Park III Property" means the Property designated on
         Schedule II to this Credit Agreement as the "Rego Park III Property".

                 "REIT" means an entity described in Section 856(a) of the Code and entitled to the benefits of Section 857(a) of the Code.

                 "Release Date" has the meaning set forth in the Mortgage encumbering the Lexington Avenue Property.

                 "Release Price" has the meaning assigned to the term "Assignment Price" in the Gruss Agreement.

                 "Secured Debt" means any Debt of the Borrower incurred after the Closing Date that is secured by any of the Properties and/or the Collateral and that otherwise contains terms and conditions satisfactory to the Lender.

                 "Senior Debt" means any Secured Debt that is secured by any of the Properties and/or the Collateral with respect to which the liens have priority over the lien of the Mortgage.

                 "Senior Lender" means First Fidelity or its assignee under the Fidelity Credit Agreement.

                 "Senior Loan" means the loan made by the Senior Lender to the Borrower under the Senior Loan Documents.

                 "Senior Loan Documents" means the Credit Agreement, dated of even date herewith, between the Borrower and the Senior Lender or its assignee (the "Fidelity Credit Agreement") and the other documents defined as "Loan Documents" therein.

                 "Special Financings" means the financing of any Financing Property or Special Financing Property described in Section 6.05 (a) or (b).

                 "Subordinate Debt" means any Debt of the Borrower that is subordinated to the Loan Obligations under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Lender.

                 "Subordination Conditions" means the conditions set forth on
         Schedule XIV to this Credit Agreement.

                 "Subsidiary" means, with respect to the Borrower, any corporation of which more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by the Borrower, by the Borrower and one or more of its other Subsidiaries or by one or more of the Borrower's other Subsidiaries.

                 "Surviving Debt" means the Debt of the Borrower identified on
         Schedule III to the Credit Agreement.

                 "Surviving Debt Agreement" means any agreement or instrument setting forth the terms and conditions of any Surviving Debt, as the same may be amended from time to time.

                 "Taxes" has the meaning specified in Section 2.08(a).

                 "Tenancy In Common Agreement" means that certain Agreement, dated February 1, 1970, between Kings Plaza Shopping Center of Avenue U, Inc. and Kings Plaza Shopping Center of Flatbush Avenue, Inc. and pertaining to the Kings Plaza Mall property.

                 "Third Avenue Property" means the Property designated on
         Schedule II to the Credit Agreement as the "Third Avenue Property".

                 "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                 SECTION 1.02. Computation of Time Periods. In this Credit Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                 SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

                 SECTION 2.01. The Loan. The Lender agrees, on the terms and conditions hereinafter set forth, to make a single advance to the Borrower on the Closing Date in an amount equal to Forty-Five Million and 00/100 Dollars ($45,000,000.00) (such sum being hereinafter referred to as the "Loan"). Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

                 SECTION 2.02. Repayment. The Borrower shall repay to the Lender the aggregate principal amount of the Loan and all other Loan Obligations on the third anniversary of the Closing Date or on such earlier date as the Loan Obligations become due as provided in the Loan Documents.

                 SECTION 2.03. Prepayments. The Borrower may, provided that the Borrower shall simultaneously prepay all of its "Loan Obligations" as defined in and in accordance with the Fidelity Credit Agreement, upon at least fifteen (15) days' notice to the Lender stating the date (the "Prepayment Date"), and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Loan, together with (i) accrued interest to the date of such prepayment on the aggregate principal amount prepaid, (ii) all other accrued and unpaid amounts due hereunder or under any other Loan Document, and (iii) the Make Whole Premium. The Borrower agrees that the Make Whole Premium has been freely bargained for to provide the Lender with compensation for the cost of reinvesting the Loan proceeds and for the loss of the contracted return on the Loan, and that such prepayment premium is reasonable and constitutes a means of providing the Lender with a substitute or alternative source of cash flow if the Loan or any part thereof is prepaid prior to the second anniversary of the Closing Date or after the second anniversary of the Closing Date but prior to the Maturity Date. Except as otherwise provided herein, the Make Whole Premium shall apply to a voluntary or involuntary prepayment of the Loan, whether by acceleration of the principal balance due upon an Event of Default or otherwise. Anything herein contained or contained in the Cash Collateral Agreement to the contrary notwithstanding, the monies on deposit in the Cash Collateral Account may be used by the Borrower to effect a prepayment of the Loan Obligations, provided that all of the Obligations of the Borrower under the Fidelity Credit Agreement shall have been paid.

                 SECTION 2.04. Interest. (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of the Loan owing to the Lender from the Closing Date, until such principal amount shall be paid in full, payable in arrears on the fifteenth day of each month (each an "Interest Payment Date") at a rate per annum equal to the Interest Rate.

                 (b) Additional Interest. The Borrower shall pay additional interest on the Loan, if applicable, pursuant to Section 6.03 of this Credit Agreement.

                 (c) Default Interest. From and after the Maturity Date and upon the occurrence and during the continuance of an Event of Default specified in Section 7.01 of this Credit Agreement, the Borrower shall pay interest on (i) the unpaid principal amount of the Loan and (ii) the amount of any interest, fee or other amount due and payable hereunder which is not paid when due, from the date such amount shall be due until such amount shall be paid in full, in either clause (i) or (ii) payable immediately on the Maturity Date or on demand after such occurrence and during such continuance, at a rate per annum equal at all times to the Default Rate.

                 (d) Late Charges. In the event any payment of principal or any interest is not made within five (5) days after the date on which such amount first becomes due and payable, the Lender may, at its option, require the Borrower to make an additional payment to the Lender as a late charge in an amount equal to 5% of such overdue amount.

                 SECTION 2.05. Loan Fee. The Borrower will pay to the Lender, as consideration for the Lender having agreed to advance funds pursuant to this Credit Agreement, on the Closing Date a fee equal to 2.5% or, provided that the Lender shall have executed the Intercreditor Agreement pursuant to which the Loan Obligations shall be subordinated to the obligations of the Borrower under the Fidelity Credit Agreement, 3.334% of the Loan.

                 SECTION 2.06. Increased Costs. If, with respect to any assignee of the Lender or a Participant that is a bank (a "Bank Lender"), due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (other than a law or regulation relating to taxes) or
(ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required by such Bank Lender or authority to be maintained by such Bank Lender or any corporation controlling Bank Lender as a result of or based upon the existence of Bank Lender's commitment to lend hereunder then, upon demand by Bank Lender, the Borrower shall pay to Bank Lender, from time to time as reasonably specified by Bank Lender, additional amounts sufficient to compensate Bank Lender in the light of such circumstances, to the extent that Bank Lender reasonably determines such increase in capital to be allocable to the existence of the Loan.

                 SECTION 2.07. Payments and Computations. (a) The Borrower shall make each payment required to be made hereunder and under the Notes not later than 11:00 A.M., New York City time, on the day when due in U.S. dollars to the Lender at the Lender's Account in immediately available (same day) funds.

                 (b) All computations of interest and fees shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                 (d) The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury or similar law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Credit Agreement, the Notes or the other Loan Documents; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Lender, but will suffer and permit the execution of every such power as though no such law had been enacted. It is the intent of the Lender and the Borrower in the execution of the Notes, this Credit Agreement and all other instruments now or hereafter securing the Notes or executed in connection therewith or under any other written or oral agreement by the Borrower in favor of the Lender to contract in strict compliance with applicable usury law. In furtherance thereof, the Lender and the Borrower stipulate and agree that none of the terms and provisions contained in the Notes, this Credit Agreement or any other instrument securing the Notes or executed in connection herewith, or in any other written or oral agreement by the Borrower in favor of the Lender, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither the Borrower nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of the Notes shall ever be required to pay interest on the Notes or on indebtedness arising under any instrument securing the Notes or executed in connection therewith, or in any other written or oral agreement by the Borrower in favor of the Lender, at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this Section 2.07(d) shall control over all other provisions of the Notes, this Credit Agreement and any other instruments now or hereafter securing the Notes or executed in connection herewith or any other oral or written agreements that may be in apparent conflict herewith. The Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Notes is accelerated. If the maturity of the Notes shall be accelerated for any reason or if the principal of the Notes is paid prior to the end of the term of the Notes, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the applicable maximum lawful rate, the Lender shall, at its option, either refund to the Borrower the amount of such excess or credit the amount of such excess against the principal balance of the Notes then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that the Lender shall collect monies and/or any other thing of value that are then or at any time deemed to constitute interest that would increase the effective interest rate on the Notes to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of the Lender, be either immediately returned to the Borrower or credited against the principal balance of the Notes then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Credit Agreement, the Borrower acknowledges that it believes the Loan to be non-usurious and agrees that if, at any time, the Borrower should have reason to believe, that the Loan is in fact usurious, it will give the Lender notice of such condition and the Borrower agrees that the Lender shall have ninety (90) days after receipt of such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists.

                 SECTION 2.08. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with this
Section 2.08, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings other than (i) net income taxes, franchise taxes and similar taxes imposed on the Lender or a Participant, (ii) any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Lender or a purchaser of all or a portion of the Lender's or a Participant's rights and obligations under this Credit Agreement to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Lender or a Participant, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge, (iii) any tax, assessment or other governmental charge that would not have been imposed but for either (a) a sale or other transfer of all or a portion of the Lender's or a Participant's rights and obligations under this Credit Agreement to a Person that is not an entity that is treated as a corporation organized or created under the laws of the United States or of any State for U.S. federal tax purposes or (b) Lender's merger or consolidation with, or transfer of substantially all of its assets to, another entity, and (iv) any tax, assessment or other governmental charge that would not have been imposed but for any present or former connection between the Lender or a Participant (or a shareholder of the Lender or a Participant) and the jurisdiction imposing such tax, assessment or other governmental charge, including, without limitation, the Lender or a Participant's being or having been a citizen or resident of, present or engaged in a trade or business in, such jurisdiction, but excluding a connection arising solely as a result of the Lender's having entered into, received payments under and enforced this Credit Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions ("Additional Taxes") applicable to additional sums payable pursuant to this sentence), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Credit Agreement or the Notes (hereinafter referred to as "Other Taxes").

                 (c) The Borrower shall indemnify the Lender for the full amount of Taxes, and Other Taxes, paid by the Lender and any liability (including penalties, additions to tax, Additional Taxes, interest and expenses) arising therefrom or with respect thereto except as may arise as a result of the Lender's gross negligence or willful misconduct.

                 (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Lender, at its address referred to in
Section 8.02, the original receipt of payment thereof or a certified copy of such receipt.

                 (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.08 shall survive the payment in full of principal and interest hereunder and under the Note.

                 SECTION 2.09. Payment of Certain Costs and Expenses. The Borrower shall pay to the Lender within five (5) days after demand therefor all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Lender in connection with (i) the approval of any lease, (ii) the preparation, negotiation and execution of any non-disturbance agreement requested for any lease, (iii) review and approval of any plans, construction contracts or any other documents relating to construction or development of a Property; and (iv) the assignment of any liens of the Mortgages pursuant Section 6.08.

                 SECTION 2.10. Use of Proceeds. The proceeds of the Loan and of the loan under the Fidelity Credit Agreement shall be available (and the Borrower agrees that it shall use such proceeds) to refinance certain Existing Debt and to provide working capital for the Borrower and its Subsidiaries, and for other uses, in each case as set forth on Schedule IV.


                                  ARTICLE III

                             CONDITIONS OF LENDING

                 SECTION 3.01. Conditions Precedent to Funding Loan. The Loan shall be advanced by the Lender at a closing to be held on March 15, 1995, or such later date as the Borrower and the Lender may otherwise agree, provided that the following conditions shall be conditions precedent to the obligations of the Lender hereunder to make the Loan:

                 (1) the representations and warranties of the Borrower contained in Section 4.01 shall be true and correct as of the Closing Date as if made on such date;

                 (2) the Bankruptcy Court Order shall have been entered by the Bankruptcy Court and shall have become final and nonappealable;

                 (3) paid-up mortgage title commitments in the form of the marked-up commitments which have been heretofor initialled by the respective attorneys for the Borrower and the Lender for identification purposes (the "Form Commitments "), dated the date of the Closing Date, and containing no title exceptions except those shown on the Form Commitments;

                 (4) Amroc Investments, Inc. shall have executed and delivered to the Borrower a release of certain claims substantially in a form previously provided by the Lender;

                 (5) the Lender shall have received opinion of Shearman and Sterling and Wells, Garofalo, Jaworski & Liebman, counsel and local counsel, respectively, to the Company in substantially the forms attached as Exhibits G and H, respectively dated the Closing Date;

                 (6) the closing of the Senior Loan shall occur simultaneously with the closing of the Loan and the proceeds thereof shall be applied in accordance with Section 2.10 of this Credit Agreement; and

                 (7) all costs and fees of the Lender (including attorneys' fees and expenses) in connection with the Loan shall have been paid.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                 (a) Each Loan Party that is a corporation (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and

         (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                 (b) Each Loan Party that is a partnership (i) is a partnership duly formed and validly existing under the laws of the State of its formation, (ii) is duly qualified in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite partnership power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                 (c) Set forth on Schedule V hereto is a complete and accurate list of all Subsidiaries of each Loan Party and certain other affiliates, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation or formation and, in the case of corporations, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such corporate Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created by the Collateral Documents and the Senior Loan Documents.

                 (d) The execution, delivery and performance by each Loan Party of this Credit Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the transactions contemplated herein and therein, are within such Loan Party's corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action, and, to each such Loan Party's knowledge, do not (i) contravene such Loan Party's organizational documents, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, except where such violation is not reasonably likely to have a Material Adverse Effect and except as set forth on Schedule VI to this Credit Agreement, (iii) except as set forth on Schedule VI to this Credit Agreement, conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, except where such conflict, breach or default is not reasonably likely to have a Material Adverse Effect or (iv) except for the Liens created by the Collateral Documents and Senior Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

                 (e) Other than as set forth on Schedule VII to this Credit Agreement, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Credit Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents,
         (iii) the perfection or maintenance of the Liens created by the Collateral Documents or (iv) the exercise by the Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

                 (f) This Credit Agreement has been, and the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Credit Agreement is, and the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

                 (g) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1993, and the related Consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1994, and the related Consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the nine months then ended, duly certified by the Chairman of the Board of Borrower or any other officer of Borrower, copies of which have been furnished to the Lender, fairly present, subject, in the case of said balance sheet as at September 30, 1994, and said statement of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since September 30, 1994, there has been no Material Adverse Change.

                 (h) The rent roll for the Properties delivered to the Lender on the Closing Date is true, accurate and complete in all material respects.

                 (i) All financial statements delivered by any Loan Party to the Lender, are true, correct and complete in all material respects, fairly represent such Loan Party's financial condition as of the date hereof and thereof, and no information has been omitted that would make the information previously furnished misleading or incorrect in any material respect.

                 (j) To such Loan Party's knowledge, there is no action, suit, investigation, litigation or proceeding affecting any Loan Party not covered by insurance (subject to reasonable deductibles), including any Environmental Action, pending before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) other than the Bankruptcy Proceeding, purports to affect the legality, validity or enforceability of this Credit Agreement, the Notes, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby, and there has been no adverse change in the status or financial effect on any Loan Party of the Disclosed Litigation from that described on Schedule I.

                 (k) Except as set forth on Schedule VIII(a) to this Credit Agreement to such Loan Party's knowledge, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Loan Party and its Subsidiaries, each Loan Party and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and, no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any properties described in the Mortgages that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                 (l) Except as set forth in the environmental reports heretofore delivered to the Lender as set forth on Schedule VIII(b) to this Credit Agreement, none of the Properties is listed or, to the knowledge of any Loan Party, proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup or is adjacent to any such property. Except as would not have a Material Adverse Effect, no underground storage tanks, as such term is defined in 42 U.S.C.Section 6991, are located on any Property in violation of applicable Environmental Laws. Except as set forth on the environmental reports heretofore provided to the Lender, the Borrower has no knowledge of any underground storage tank located on any property adjoining any Property.

                 (m) Each Loan Party and each of its Subsidiaries has filed or has caused to be filed all income tax returns (Federal, state and local) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties. The Borrower is not aware of any material unasserted claims for prior taxes against it for which adequate reserves satisfactory to the Lender have not been established.

                 (n) Set forth on Schedule IX to this Credit Agreement is a complete and accurate list of all real property owned by any Mortgagor or any of their Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state and record owner thereof. Each Mortgagor, or such Subsidiary, has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than those disclosed on such Schedule and Liens created or permitted by the Loan Documents and the Senior Loan Documents.

                 (o) Set forth on Schedule X to this Credit Agreement is a complete and accurate list of all leases of real property under which any Mortgagor or any of their Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual base rental cost thereof. To such Mortgagor's knowledge, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                 (p) Except as set forth on Schedule XI to this Credit Agreement, no Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any material agreement or instrument to which it is a party or by which it or any of its properties is bound including, without limitation, the Bankruptcy Plan, except for any such default which shall be cured on the Closing Date with the proceeds of the borrowings made pursuant to this Credit Agreement.

                 (q) As of the date hereof, there has been no Material Adverse Change since the date of the most recent financial statements provided by the Borrower or such Loan Party to the Lender.

                 (r) No Loan Document or other document, certificate or statement furnished to the Lender by or on behalf of the Borrower or any other Loan Party contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. It is specifically understood by the Borrower that all such statements, representations and warranties shall be deemed to have been relied upon by the Lender as an inducement to make the Loan to the Borrower.

                 (s) That all of the Allowed Class 6 Claims (as defined in the Bankruptcy Plan) held by Amroc Investments, Inc. shall have been paid in full simultaneously with the funding of the Loan under this Credit Agreement.


                                   ARTICLE V

                                   COVENANTS

                 SECTION 5.01. Affirmative Covenants of the Borrower. So long as any portion of the Loan shall remain unpaid, the Borrower will, unless the Lender shall otherwise consent in writing:

                 (a) Compliance with Laws, Etc. Comply, and cause each Mortgagor to comply, in all respects, with all applicable laws, rules, regulations and orders, except as set forth on Schedule XII to this Credit Agreement or except where such non-compliance is not likely to have a Material Adverse Effect; and keep, and cause each Mortgagor to keep, at all times in full force and effect all authorizations required for the continued use and operation of the properties of the Borrower and of each Mortgagor except as set forth on such Schedule.

                 (b) Payment of Taxes, Etc. Prepare and timely file all federal, state and local tax returns required to be filed by the Borrower and promptly pay and discharge all taxes, assessments and other governmental charges, imposed upon the Borrower or its income or any of its property, and cause each Subsidiary to do so, with respect to real estate taxes, before interest and penalties commence to accrue thereon and, with respect to all other taxes, before they become a Lien upon such property, except for those taxes, assessments and other governmental charges then being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has maintained adequate reserves and with respect to which (i) there is not a reasonable likelihood, in the judgment of the Lender, that the Borrower or the Lender shall be subject to any risk of criminal or material civil liability and (ii) there is not a reasonable likelihood, in the judgment of the Lender, that the Borrower's or any of its Subsidiaries' properties or the lien of the Mortgages shall be subject to the risk, respectively, of forfeiture or impairment, provided, however, that all real estate taxes must be paid when due. The Borrower shall submit to the Lender, upon request, an affidavit signed by the Borrower certifying that all federal, state and local income tax returns have been filed to date and all real property taxes, assessments and other governmental charges with respect to the Borrower's or any Subsidiary's properties have been paid to date.

                 (c) Compliance with Environmental Laws. Except as set forth on Schedule VIII(a) to this Credit Agreement, comply, and cause each of its Subsidiaries and all lessees and other Persons occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties, except where the non-compliance with such laws or the absence or non-renewal of such permits is not likely to have a Material Adverse Effect; obtain and renew all Environmental Permits necessary for its operations and properties, except where such non-compliance is not likely to have a Material Adverse Effect; and to the extent and in the timeframe required by applicable Environmental Law conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and with respect to which (i) there is no reasonable likelihood of any risk of criminal or material civil liability to the Lender, (ii) there is no reasonable likelihood that the Borrower's or any of its Subsidiaries' properties or the lien of the Mortgages shall be subject to the risk, respectively, of forfeiture or impairment and (iii) appropriate reserves are being maintained with respect to such circumstances.

                 (d) Maintenance of Insurance. Maintain, and cause each Mortgagor to maintain, insurance with responsible and reputable insurance companies or associations in such amounts (subject to reasonable deductibles) and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and as otherwise required by the Mortgages, provided, however, that Borrower shall cause the Mortgagors to maintain the insurance required by the Mortgages.

                 (e) Preservation of Corporate or Partnership Existence, Etc. Preserve and maintain, in full force and effect, and cause each Mortgagor and the Lex Store General Partner, where applicable, to preserve and maintain, its corporate or partnership existence, rights (charter and statutory) and franchises and all authorizations and rights material to its business; provided, however, that neither the Borrower nor any Mortgagor shall be required to preserve any right or franchise if the Board of Directors or general partners of the Borrower or such Mortgagor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Mortgagor, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Mortgagor or the Lender.

                 (f) Inspection Rights. At any reasonable time and from time to time, in each case upon reasonable prior notice and at such times as shall not unreasonably disrupt tenants, permit the Lender or any agents or representatives thereof, to examine, audit and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Mortgagor, and to discuss the affairs, finances and accounts of the Borrower and any Mortgagor with any of their officers or directors and with their independent certified public accountants.

                 (g) Keeping of Books. Keep, and cause each Mortgagor and the Lex Store General Partner to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time consistently applied.

                 (h) Compliance with Terms of Lease Agreements. Perform timely all of the obligations, covenants and agreements of the landlord contained in any lease now or hereafter affecting any of the Properties and require the timely performance by the tenant of all of the obligations, covenants and agreements to be performed by such tenant.

                 (i) Approval of Leases. The Borrower shall not, and shall cause each Mortgagor not to, lease space at any of the Properties (other than the Kings Plaza Mall) without the Lender's consent, which consent shall not unreasonably be withheld, provided, however, that no such consent of Lender shall be required for any lease of 10,000 square feet or less unless (i) such lease requires the Lender to provide a non-disturbance agreement to the lessee or (ii) such lease is not on commercially reasonable terms. It is hereby expressly acknowledged and agreed by the Lender that all leases at any Property identified on the certified rent roll delivered to the Lender pursuant to Section 4.01(h) of this Credit Agreement are and shall be deemed to be approved.

                 (j) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates or any Permitted Related Owners on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate. Transactions with the Lender, Vornado Realty Trust and any of its Affiliates pursuant to agreements existing as of the date hereof among Borrower or its Subsidiaries and Vornado Realty Trust and its Affiliates as set forth on Schedule XIII to this Credit Agreement are approved.

                 (k) Maintenance of Properties. Maintain or cause to be maintained the Properties and all other items constituting Collateral.

                 (l) Compliance with Loan Documents. Comply and cause each Loan Party to comply with all of its covenants set forth in each of the Loan Documents.

                 (m) After Acquired Properties. Subject to the requirements of (i) liens existing at the time of acquisition, (ii) purchase money mortgage liens and (iii) liens in connection with construction or development financing which construction or development financing is reasonably acceptable to the Lender, grant to the Lender a valid mortgage lien, or spread the lien of a Mortgage to encumber, any real property acquired by Borrower or any Subsidiary after the date hereof.

                 (n)      Trust Fund.  In compliance with Section 13 and
         Article 3-A of the Lien Law of the State of New York, receive all proceeds of the Loan and hold the right to receive all such proceeds as a trust fund to be used first for the purpose of paying the cost of improvement, and apply all such proceeds first to the payment of the cost of improvement before using any part of such proceeds for any other purpose.

                 (o) Flushing Property. To keep at all times the ground lease covering the Flushing Property in full force and effect.

                 (p) Mandatory Transfer. Cause title to the King's Plaza Store Property, the Rego Park I Property, the Rego Park II Property and the Third Avenue Property to be transferred to a Permitted Related Owner not later than April 15, 1995, provided that such date may be extended to be co-terminus with the expiration of the period during which the Borrower may obtain the benefits of mortgage recording tax exemptions pursuant to an order of the Bankruptcy Court.

                 (q) Reserve for Certain Disclosed Litigation. The Borrower shall, on the date hereof, establish, and until the Loan shall be paid in full, maintain a segregated account with First Fidelity in an amount sufficient, at all times, to pay in full any outstanding claim constituting a part of item number 3 in Schedule I to this Credit Agreement; provided, however, the segregated account need never exceed $7,500,000.00.

                 SECTION 5.02. Negative Covenants. So long as any portion of the Loan Obligations shall remain unpaid, the Borrower will not, or permit any other Loan Party to, at any time, without the written consent of the Lender:

                 (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any Loan Party or Subsidiary to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any Loan Party or Subsidiary to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any Mortgagor or Subsidiary as debtor, or sign, or permit any Loan Party or Subsidiary to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any Mortgagor to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                 (i) Liens created by the Loan Documents or the Senior Loan Documents;

                 (ii)     Permitted Liens;

                 (iii)    Special Liens (as defined in Section 5.02(b));

                 (iv)     Liens permitted pursuant to Development Financings;

                 (v)      Liens in connection with any Special Financings; and

                 (vi)     Liens otherwise consented to by the Lender in writing.

                 (b) Debt. Create, incur, assume or suffer to exist, or permit any Mortgagor or Subsidiary to create, incur, assume or suffer to exist, any Debt other than:

                 (i)      Debt under the Loan Documents or the Senior Loan
                          Documents;

                 (ii)     Debt permitted pursuant to Development Financings;

                 (iii)    Surviving Debt;

                 (iv) Subordinate Debt or subordinated indebtedness permitted pursuant to Section 5.02(f) or approved by the Lender;

                 (v)      Debt secured by Permitted Liens; and

                 (vi)     Debt incurred in connection with Special Financings;

         provided, however, that the Borrower shall be permitted to enter into any agreement or agreements contemplating the incurrence by the Borrower of Debt in an aggregate amount not to exceed $150,000,000 in connection with the construction or development of all or any Financing Property or Development Property, provided that (i) the lien of the lender under any such agreement (each a "Special Lien") shall be Deeply Subordinated to the liens of the Mortgages and (ii) no funds shall be advanced in respect of any such Debt until the requirements set forth in this Credit Agreement with respect to such Financing Property or Development Financing shall have been satisfied by the Borrower or waived by the Lender and the Senior Lender, at which time the Liens of the Lender shall be subordinated or released in accordance with the terms of this Credit Agreement.

                 (c) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any Loan Party or Subsidiary to do so, except that (i) any Loan Party may merge into or consolidate with any other Loan Party; provided that, in the case of any such consolidation, the Person formed by such consolidation shall be a wholly owned Subsidiary of the Borrower; provided further, that the Borrower shall pledge and grant to Lender a first priority perfected lien in and security interest on the capital stock of such Subsidiary owned by the Borrower to the Lender as further collateral for the Loan Obligations, and (ii) any Subsidiary or Permitted Related Owner that is not a Loan Party may merge into or consolidate with any Subsidiary or Permitted Related Owner which is not a Loan Party.

                 (d) Investments in Other Persons. Purchase or acquire the obligations or stock of, or any other interest in, any Person (other than a Permitted Related Owner), except such investments as are made with surplus cash and do not expose the Borrower to any risk of loss in excess of the amount of cash invested.

                 (e) Loans, etc. Make, or permit any Mortgagor to make, loans to any Person, other than to the Borrower, a wholly owned Subsidiary or a Permitted Related Owner, provided that loans may be made to the Lexington Avenue Partnership or the Lex Store General Partner as may be necessary to satisfy the obligations under agreements in effect as of the date hereof of the Borrower, the Lexington Avenue Partnership or the Lex Store General Partner or to provide funds necessary to operate the business of the Lexington Avenue Partnership and the Lex Store General Partner.

                 (f) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding (except that Permitted Related Owners may pay dividends to the Borrower) return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock (except for capital stock issued by Permitted Related Owners), or permit any of its

         Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock; provided, however, that nothing contained in this paragraph shall prohibit Borrower from (i) paying a dividend or making a distribution in the form of, or from the proceeds of an issuance of, subordinated indebtedness or otherwise (including, without limitation, payment in cash) as may reasonably be required, based upon the advice of counsel, to enable the Borrower to qualify as a REIT under the Code or (ii) paying a dividend or making a distribution from the proceeds of the issuance by the Borrower of equity securities.

                 (g) Change in Nature of Business. Make, or permit any Mortgagor to make, any material change in the nature of its business as carried on at the date hereof and will not, nor permit any Mortgagor to, remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate, pledge or otherwise dispose of, except as permitted hereunder and for sales, transfers, assignments and pledges to Subsidiaries or Permitted Related Owners, any part of its assets necessary for the continuance of its business, as presently conducted and as presently contemplated, except (i) in the normal course of business, (ii) as required under the Gruss Partnership Agreement but only to the extent expressly permitted herein, and (iii) in connection with Development Financings or Special Financings; notwithstanding the foregoing, no Mortgagor shall transfer any Property except to a Permitted Related Owner.

                 (h) Charter Amendments. Amend, or permit any Mortgagor or Subsidiary to amend, its certificate of incorporation or bylaws.

                 (i) Accounting Changes. Make or permit, or permit any Mortgagor to make or permit, any change in accounting policies or reporting practices, except as required by generally accepted accounting principles.

                 (j)      Amendment, Etc. of Related Documents.   Except as may
         be required in order for the Borrower to qualify as a REIT under the Code, with respect to (i) the Management Agreement, (ii) the Leasing Agreement, (iii) the Tenancy in Common Agreement, (iv) the Reciprocal Easement Agreement, (v) the Senior Loan Documents, (vi) Major Leases and (vii) the Gruss Partnership Agreement, cancel or terminate or consent to or accept any cancellation or termination thereof, amend, modify or change in any material manner any term or condition thereof, waive any material default under or any material breach of any material term or condition thereof, agree in any manner to any other amendment, modification or change of any material term or condition thereof or take any other action in connection therewith that would impair the value of the interest or rights of the Borrower thereunder or that would impair the rights or interests of the Lender, or permit any Mortgagor to do any of the foregoing.

                 (k) Future Speculative Development. Develop, or permit any Mortgagor or Subsidiary to develop, any undeveloped real property owned by the Borrower or such Mortgagor in the absence of executed leases approved by Lender for more than 50% of the projected leasable space on such property.

                 (l) Negative Pledge. Except in connection with (i) Existing Debt, (ii) Secured Debt permitted hereby, (iii) Subordinated Debt permitted hereby, (iv) Permitted Liens, (v) Development Financing permitted hereby, (vi) any Special Financing permitted hereby, and
         (vii) as required under the Gruss Partnership Agreement but only to the extent expressly permitted herein, the Borrower shall not enter into any covenant or other agreement that prevents it or could prevent it in the future from pledging, granting a security interest in, mortgaging, assigning, encumbering or otherwise creating a lien on any of its property (whether real or personal, tangible or intangible, and now owned or hereafter acquired) in favor of the Lender, or that would be breached if the Borrower were to pledge, grant a security interest in, mortgage, assign, encumber or otherwise create a lien on any of its property (whether real or personal, tangible or intangible, and now owned or hereafter acquired) in favor of the Lender.

                 (m)      Future Property Acquisition.  Except as permitted in
         Section 6.01, acquire, or permit any Mortgagor or Subsidiary to acquire, any real property without the consent of the Lender and without executing and delivering or causing such Mortgagor or Subsidiary to execute and deliver any instrument the Lender may deem necessary or desirable to effectuate such real property becoming additional security for the Loan in accordance with Section 5.01(m).

                 (n) Payments Under Subordinate Loan Documents. Make any payment in respect of any Subordinate Debt (i) at any time while any amount shall be due and owing under any of the Loan Documents or (ii) after the Loan shall have matured or the Lender shall have accelerated payment of the Loan pursuant to Section 7.01 or prepay any Subordinate Debt while at any time that any Loan Obligation remains unpaid other than as provided in Section 5.02(r).

                 (o) Lex Store General Partner. Cause or permit the Lex Store General Partner to withdraw as sole general partner of the Gruss Partnership, to be other than the sole general partner or to designate a general partner under the Gruss Partnership Agreement other than the Lex Store General Partner.

                 (p) Transfer of Properties. Transfer title to any of the Properties except to (i) any Mortgagor, (ii) any Person described in clause (a) of the definition of Permitted Related Owner or (iii) any Person described in clause (b) of the definition of Permitted Related Owner, provided that, in the case of clause (iii), a receiver of a Property sought to be transferred to such Permitted Related Owner has proposed to enter into a lease at such Property or take any other action which would materially adversely affect the Borrower's qualification as a REIT and the Borrower has given ten (10) days' notice to the Lender of its intention to transfer such Property to such Permitted Related Owner.

                 (q) Issuance of Shares. Issue, or permit any Subsidiary (other than a Permitted Related Owner) to issue any shares of stock that are not issued as of the date hereof, except that notwithstanding this paragraph the Borrower shall be permitted to issue shares of stock at any time so long as, taking into account such issuance, Vornado Realty Trust and its Affiliates (including for this purpose Interstate Properties) shall continue to own in the aggregate not less than 20% of the outstanding shares of common stock of the Borrower, and provided further, with respect to the Borrower only, that an automatic exchange involving Excess Stock as defined in and pursuant to the Borrower's Amended and Restated Certificate of Incorporation shall not be treated as an issuance of shares for purposes of this paragraph.

                 (r) Prepayment of Gruss Mortgage. Prepay the 4/7 Redemption Note or the 3/7 Redemption Note (each as defined in the Gruss Partnership Agreement) prior to the release of the Mortgage relating to the Lexington Avenue Property.

                 (s) Lexington Avenue Partnership. Permit the Lex Store General Partner to pledge its entire general partnership interest in the Lexington Avenue Partnership.

                 SECTION 5.03. Reporting Requirements. So long as any portion of the Loan shall remain unpaid, the Borrower will, unless the Lender shall otherwise consent in writing, furnish to the Lender:

                 (a) Quarterly Financials. (i) As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, Borrower's Quarterly Report on Form 10-Q for the preceding quarter as filed with the Securities and Exchange Commission (the "Commission"), containing unaudited financial statements as required by law; and (ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year, an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and consolidating statement of operations and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and represented to be true and correct (subject to year-end audit adjustments) by the Chairman of the Board of the Borrower or other officer of the Borrower.

                 (b) Annual Financials. (i) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the Borrower's Annual Report on Form 10-K for such fiscal year as filed with the Commission; and (ii) as soon as available and in any event within 120 days after the end of each fiscal year, an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and an unaudited consolidating statement of operations and cash flows of the Borrower and its Subsidiaries for such fiscal year, represented to be true and correct by the Chairman of the Board of the Borrower or other officer of the Borrower.

                 (c) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party of the type described in Section 4.01(j), and promptly after the occurrence thereof, notice of any material adverse change in the status of the Disclosed Litigation from that described on Schedule I to this Credit Agreement.

                 (d) Environmental Conditions. Promptly after the occurrence thereof, notice of any condition or occurrence on any Property that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any Property that could have a Material Adverse Effect or (ii) cause any Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                 (e) Financial Data for Each Property Other Than the Kings Plaza Mall Property. Not later than 120 days after the end of each fiscal year, and not later than sixty (60) days after the end of each fiscal quarter, financial data in form reasonably satisfactory to the Lender relating to the operation of each of the Properties, including, without limitation, certified rent roll and summary of leases represented as true and correct by the Chairman of the Board of the Borrower or other officer of the Borrower.

                 (f) Financial Data for Kings Plaza Mall. Notwithstanding anything to the contrary contained herein, the following shall be the financial reporting requirements for the Kings Plaza Mall: (A) within 120 days after the end of each fiscal year of the Kings Plaza Mall, annual financial statements of the Kings Plaza Mall, including a balance sheet and a statement of operations and cash flows then audited by Deloitte & Touche or another independent certified public accountant acceptable to the Lender, and a rent roll and summary of leases prepared by the manager of the Kings Plaza Mall and represented as true and correct by such manager, and (B) no later than 45 days after the end of each fiscal quarter, a quarterly operating statement with respect to the Kings Plaza Mall prepared by the manager of the Kings Plaza Mall and represented as true and correct by such manager.

                 (g) Budget. To the extent required and received under the Management Agreement, not less than 30 days prior to the commencement of each fiscal year, an annual operating budget relating to the Properties for the upcoming fiscal year including, without limitation, the projected gross rental income and projected operating expenses on a line item basis, provided, however, nothing herein contained shall be deemed to require the Borrower to comply with such budgets.

                 (h) Other Information. Such other information respecting the business, financial condition, operations, performance or properties of any Loan Party as the Lender may from time to time reasonably request.

                 SECTION 5.04. Covenants of the Lender. (a) The Lender hereby covenants to Borrower that it will not exercise any rights, including rights exercisable upon the occurrence of an Event of Default, that it has arising from or as a result of this Credit Agreement or any related agreement, including, without limitation, the Pledge Agreement between the Borrower and the Lender, to cause Borrower or any Subsidiary of Borrower or any Permitted Related Owner to (i) enter into a lease or lease amendment that either (A) provides for payments that are based, directly or indirectly (including through sub-leasing), upon the net "income or profits" of any person (as defined in
Section 856(d) (2) of the Code) or (B) requires Borrower or any Subsidiary of Borrower or any Permitted Related Owner to provide a service to a tenant, other than through an independent contractor (as defined in Section 856(d)(2) of the Code), where the provision of such service by Borrower or any of its Subsidiaries or any Permitted Related Owner would cause rents received by the Borrower or any of its Subsidiaries to fail to be "rents from real property" under Section 856(d)(2) of the Code, (ii) engage in a new line of business which (A) is unrelated to the development or leasing of real property and (B) would create a substantial risk, as a result of its generation of income not described in Section 856(c)(2) or (c)(3) of the Code, that Borrower would fail to qualify as a REIT under the Code or (iii) acquire an asset that would cause Borrower to fail to satisfy the asset test of Section 856(c)(5) of the Code; provided, however, that the foregoing covenants of this Section 5.04(a) shall not preclude the Lender from collecting amounts due to the Lender under this Credit Agreement or from foreclosing on any property securing such indebtedness or (y) be deemed to have been breached or violated by the Lender as a result of any act or action (including, without limitation, the execution of a lease) made, done or taken by any receiver for any property of any Loan Party (including a receiver appointed at the request of the Lender) unless a motion to compel such act or action was made by the Lender to the court which appointed such receiver.

                 (b) The Lender agrees to use reasonable efforts to preserve the confidentiality of any Confidential Information received by it from the Borrower except as required by law or court order.

                 (c) In the event that Borrower proposes to incur Secured Debt in an amount equal to at least $52,500,000 in connection with the construction, development or redevelopment of the Rego Park I Property, then within 15 days after the Lender shall have received written request from the Borrower of such proposed Secured Debt, the Lender will deliver an agreement (a "Deep Subordination Agreement") executed by Lender to the prospective holder of such proposed Secured Debt (herein called the "Prospective New Lender"), provided that if such Deep Subordination Agreement is unacceptable to the Prospective New Lender, and the Lender and the Prospective New Lender do not execute a Deep Subordination Agreement with such modifications thereto acceptable to the Prospective New Lender and deliver same to Borrower within ten (10) days after the expiration of such 15-day period, then upon at least five (5) Business Days, prior notice and request given by Borrower to Lender, the Lender will execute and deliver to Borrower an instrument releasing the lien of the Mortgages relating to the Rego Park I Property, provided that no Default or Event of Default is then continuing; and provided further that the Lender's obligation to deliver a Deep Subordination Agreement in accordance with this paragraph shall be subject to the satisfaction by the Borrower or the waiver in writing by the Lender of the Subordination Conditions simultaneously with the incurrence of such Secured Debt.

                 (d) The Lender shall execute and deliver a non-disturbance agreement substantially in the form of Exhibit F (with such changes as the Lender may reasonably request) in connection with any lease approved by the Lender pursuant to Section 5.01(i) where the tenant is a nationally recognized credit-worthy retail tenant, provided that the tenant under such Lease shall require such non-disturbance agreement.

                 (e) At the direction of the Borrower, the Lender hereby agrees to invest the monies on deposit in the Cash Collateral Account only in U.S. Treasury securities, commercial paper rated A1/P1 by any nationally recognized rating agency, money market instruments and corporate debt instruments rated AAA or the equivalent by any nationally recognized rating agency, provided that the maturity of any such securities shall not be a date after the Maturity Date.

                                   ARTICLE VI

                               SPECIAL PROVISIONS

                 SECTION 6.01. Condemnation and Casualty. (a) In the event of any condemnation or casualty of any Property in part or in the entirety, the proceeds of such condemnation or casualty, to the extent not retained or otherwise applied by the holder of any mortgage securing Senior Debt on such Property, applied as required pursuant to any Major Lease approved by the Lender at the Property or applied by such mortgagee or in accordance with such Major Lease either to restore the improvements on such Property or to reduce such Senior Debt, shall be immediately deposited by Borrower in the Cash Collateral Account (such proceeds of condemnation so deposited being herein called "Condemnation Proceeds"; such proceeds of casualty so deposited being herein called "Casualty Proceeds"; and Condemnation Proceeds and/or Casualty Proceeds being herein called "Proceeds") and shall constitute additional collateral for the Loan Obligations in accordance with the Cash Collateral Agreement.

                 (b) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower shall be entitled to withdraw any Condemnation Proceeds from the Cash Collateral Account for the purpose of acquiring additional real estate assets with the consent of the Lender, which consent shall not be unreasonably withheld, provided that, subject to the Senior Loan Documents, (i) Borrower shall have delivered to Lender an appraisal for such real estate (x) for an amount at least equal to the amount of the Condemnation Proceeds sought to be withdrawn by the Borrower to purchase such real estate and (y) issued by an appraisal company and in form and substance reasonably satisfactory to the Lender; (ii) the Borrower shall have delivered to Lender environmental, engineering and such other studies, reports, documents, title reports, violation searches and other information relating to such real estate as would be generally required by the Lender in accordance with good institutional lending practices, all of which studies, reports, documents and other information shall be in form and substance reasonably satisfactory to the Lender; (iii) the Lender shall be granted a priority lien mortgage on said real estate to further secure the Guaranties (the "Additional Mortgage"); (iv) the Borrower shall have delivered to Lender a paid-up mortgage title insurance policy in favor of Lender, insuring the Additional Mortgage as a second priority mortgage, subject only to the lien of the Senior Loans, on such real estate, subject to no encumbrances or other title exceptions except those title exceptions which Lender reasonably determines are acceptable based on good institutional lending practices; and (v) the Borrower shall have paid all reasonable costs and expenses of the Lender (including reasonable attorneys' fees and expenses) incurred by the Lender in connection with the review of any of the foregoing conditions.

                 (c) The Borrower shall also have the right to withdraw the Condemnation

Proceeds remaining in the Cash Collateral Account to pay for the cost of constructing improvements on any Property covered by any Mortgage, and the Borrower shall have the right to withdraw any Casualty Proceeds in the Cash Collateral Account to pay for the repair and restoration of improvements whose damage or destruction generated such Casualty Proceeds, provided that, in all cases, subject to the Senior Loan Documents, (i) no Default or Event of Default shall be continuing; (ii) the Lender shall have approved the plans and specifications for the construction of such improvements as well as the general contract and other major contracts to be entered into by the Borrower in connection with such construction, which approval will not unreasonably be withheld; (iii) the Lender shall have received such certification and assurances as Lender shall reasonably request to assure it that the cost of constructing the improvements as shown on the plans approved by Lender does not exceed the amount of the Proceeds sought to be withdrawn by the Borrower to pay for such improvements; and (iv) the Lender may impose such further conditions and restrictions upon the disbursement of such Proceeds as the Lender deems necessary or desirable, consistent with prudent institutional construction lending practices, to assure the completion of the proposed improvements subject to no liens or encumbrances (except Permitted Liens) and in accordance with the aforesaid approved plans and all applicable laws.

                 SECTION 6.02. Payment of REIT Dividends. In the event that the Borrower shall determine, upon the advice of counsel then generally used by Borrower for tax advice, that it shall be required to pay a dividend or make a distribution to stockholders in order to preserve its qualification as a REIT, whether or not the Proceeds shall have been applied as contemplated pursuant to
Section 6.01(b) or (c), then, anything herein to the contrary notwithstanding, the Borrower may, with the consent of the Lender (i) incur unsecured subordinated indebtedness for the purpose of paying such dividend or making such distribution or to pay such dividend or make such distribution in the form of subordinated indebtedness and/or (ii) withdraw Proceeds from the Cash Collateral Account to pay such dividend or make such distribution.

                 SECTION 6.03.  Gruss Arrangements.  (a)    In the event that
the Release Price is paid to the Lender on a date on which the Loan, if prepaid in its entirety on such date pursuant to Section 2.03, would require the payment of a Make Whole Premium, then a one-time payment of additional interest shall accrue on the Loan in an amount equal to the Make Whole Premium, if any, that would be due and payable pursuant to Section 2.03 if the Loan were prepaid on such date (assuming for purposes of this Section 6.03 that Section 2.03 permitted partial prepayments), and if the Make Whole Premium were calculated on the maximum principal amount of the Loan that could be paid out of the Release Price after deducting therefrom all interest, default interest and other sums (including the additional interest payable pursuant to this Section 6.03), other than principal, then due and payable on the Loan.

                  (b) Notwithstanding any provision of this Credit Agreement to the contrary, nothing contained herein shall prohibit the Borrower from (i) making or permitting to be made distributions (including Guaranteed Distributions, as defined in the Gruss Partnership Agreement) required to be made under the Gruss Partnership Agreement, (ii) making or permitting to be made any payments which are required to be made under the Note Guaranty or the Distributions Guaranty (each as defined in the Gruss Partnership Agreement),
(iii) providing any Collateral to the Gruss Partners which is required to be provided to the Gruss Partners to meet a Debt Coverage Requirement (as defined in the Gruss Partnership Agreement) pursuant to the Gruss Partnership Agreement (provided that (A) the Borrower shall not grant or permit to be granted to the Gruss Partners any Lien on the last Unit (as defined in the Gruss Partnership Agreement) held by the Lex Store General Partner as general partner and (B) Liens on any of the Properties granted to the Gruss Partners shall be Deeply Subordinated to the liens of the Mortgage and the Collateral Documents, as applicable), (iv) making or permitting to be made any payments as they become due under the 4/7 Redemption Note or the 3/7 Redemption Note (each as defined in the Gruss Partnership Agreement) or (v) otherwise make any payments required to be made by the ALX Partners (as defined in the Gruss Partnership Agreement) or the Lexington Avenue Partnership under the Gruss Partnership Agreement.

                 SECTION 6.04. Release of Lexington Avenue Property. The Borrower shall have the right, in connection with the development of the Lexington Avenue Property, at its election upon fifteen (15) days' notice to the Lender and provided that there shall not have been an entry of a foreclosure order or judgment with respect to the Mortgage relating to the Lexington Avenue Property, to deposit an amount in cash equal to the Release Price into the Cash Collateral Account, whereupon the Lender shall agree to a full release of the lien of the Mortgage relating to the Lexington Avenue Property.

                 SECTION 6.05. Exception to Cash Collateral Arrangements for Certain Financings. (a) In the event that the Borrower shall notify the Lender of a proposed financing of one or more of the Financing Properties (but in any event including the Fordham Property) which is proposed to generate gross proceeds (the "Financing Properties Gross Proceeds") equal to or greater than $110,000,000 (the calculation of which shall be represented by the Chairman of the Board or other officer of the Borrower), then provided that no Default or Event of Default shall have occurred and be continuing, the Lender shall permit the Borrower to effect such financing and, upon at least ten (10) days' prior notice by the Borrower to the Lender of the Borrower's request that the Lender release the lien of the Mortgages on all of the Financing Properties, the Lender, subject to the last clause of Section 6.06(b), upon receipt by the Lender of such documents and other information reasonably requested by the Lender evidencing the proposed financing and the receipt by the Borrower of the Financing Gross Proceeds and upon the deposit of the amount, if any, of such Financing Properties Gross Proceeds (net of all expenses) in excess of $150,000,000 into the Cash Collateral Account as additional collateral for the Loan Obligations in accordance with the Cash Collateral Agreement, shall release the lien of the Mortgages on all of the Financing Properties.

                 (b) In the event that the Borrower shall notify the Lender of a proposed financing of all or any of the Financing Properties excluding the Fordham Property (the "Special Financing Properties") which is proposed to generate gross proceeds (the "Special Financing Gross Proceeds") equal to or greater than $80,000,000 (the calculation of which shall be certified by the Chairman of the Board or other officer of the Borrower), then provided that no Default or Event of Default shall have occurred and be continuing, the Lender shall permit the Borrower to effect such financing and, upon at least ten (10) days' prior notice by the Borrower to the Lender of the Borrower's request that Lender release the lien of the Mortgages on all of the Special Financing Properties, the Lender, subject to the last clause of Section 6.06(b), upon receipt by the Lender of such documents and other information reasonably requested by the Lender evidencing the proposed financing and receipt by the Borrower of the Special Financing Gross Proceeds and upon the deposit of the amount, if any, of such Special Financing Properties Gross Proceeds (net of all expenses) in excess of $120,000,000 to the Cash Collateral Account as additional collateral for the Loan Obligations in accordance with the Cash Collateral Agreement, shall release the lien of the Mortgages on all of the Special Financing Properties.

                 (c) Provided that the Borrower shall deposit into the Cash Collateral Account as additional collateral for the Loan Obligations in accordance with the Cash Collateral Agreement an amount equal to the Rego Release Amount, then, provided that no Default or Event of Default shall have occurred and be continuing, the Lender shall release the lien of the Mortgages on the Rego Park II Property and the Rego Park III Property. The "Rego Release Amount" shall mean $5,000,000 or, in the event the lien of the Mortgages on any of the Financing Properties shall have been released pursuant to Section 6.05(a) or 6.05(b), $7,500,000, provided, however, that if, subsequent to the deposit into the Cash Collateral Account of a Rego Release Amount equal to $5,000,000 in accordance with this Section 6.05(c), the lien of the Mortgages on any of the Financing Properties shall be released pursuant to Section 6.05(a) or 6.05(b), the Borrower shall, simultaneous with any such release of the Financing Properties, deposit an additional $2,500,000 into the Cash Collateral Account; provided, however, that the Lender shall not be obligated to release the Rego Park II Property and the Rego Park III Property pursuant to this paragraph if the separation of the ownership of the Rego Park I Property from the Rego Park II Property and the Rego Park III Property cause the Rego Park I Property to be in violation of any zoning, parking or other land use law or regulation.

                 SECTION 6.06. Construction and Development Financing. (a) Provided that no Default or Event of Default shall have occurred and be continuing, and provided that the Subordination Conditions shall have been satisfied, the Lender shall subordinate the lien of the Mortgages relating to each Development Property to any construction or development loan or loans made to Borrower with respect to such Development Property by an institutional lender, in the principal amount equal to C/D Subordination Amount or any greater amount to the extent that cash equal to the excess of such greater amount over the C/D Subordination Amount is deposited into the Cash Collateral Account. "C/D Subordination Amount" means, with respect to the Kings Plaza Store Property, $10,000,000, and with respect to the Paramus Property, $30,000,000 (which sum shall be reduced to $22,500,000 when the tenant at such Property reimburses the Borrower or the C/D Lender for $7,500,000 of tenant improvements), provided that (i) the C/D Subordination Amount shall be reduced by any condemnation or casualty proceeds that have been applied to repay Senior Debt as permitted pursuant to Section 6.01 and (ii) the Borrower agrees that the amount of any tenant reimbursement not applied to reduce the construction loan superior to the Loan shall be deposited into the Cash Collateral Account.

                 (b) In addition to the subordination by the Lender of the lien of the Mortgages with respect to each Development Property pursuant to
Section 6.06(a), the Lender shall further agree to Deeply Subordinate its rights under the Loan Documents to the loan of the C/D Lender with respect to each Development Property in an amount equal to the C/D Subordination Amount, provided (i) the Subordination Conditions are satisfied and (ii) the Borrower shall deposit into the Cash Collateral Account an additional sum for such Development Property equal to $5,000,000 or, in the event the lien of the Mortgages on any of the Financing Properties shall have been released pursuant to Section 6.05(a) or 6.05(b), $7,500,000, provided, however, that, subsequent to the deposit into the Cash Collateral Account of the Additional Amount equal to $5,000,000 in accordance with this Section 6.06(b), the Borrower shall, simultaneous with any such release of the Financing Properties, deposit an additional $2,500,000 into the Cash Collateral Account, payment of which shall be a condition to the release of the Financing Properties in accordance with
Section 6.05(a) or 6.05(b).

                 SECTION 6.07. Release of Cash Collateral Account. Anything contained in this Article VI to the contrary notwithstanding, the Borrower shall have the right, provided that the Lender shall consent in writing, to withdraw monies on deposit in the Cash Collateral Account (excluding monies deposited pursuant to Section 6.01) in excess of $75,000,000 for any purpose.

                 SECTION 6.08. Optional Release or Assignment. (a) Notwithstanding the express provisions thereof, wherever it is provided in any of the provisions of this Credit Agreement that the Lender shall release all or any portion of the lien of any of the Mortgages in consideration for the Borrower's deposit of cash into the Cash Collateral Account, the Borrower may, with the prior written consent of the Lender, elect that such release by the Lender be effectuated not as a release but as an assignment of such Mortgage or portion thereof, provided that the Borrower shall prepay the outstanding Loan Obligations in an amount equal to the sum of (i) the amount that would otherwise effectuate such release, plus (ii) the Make Whole Premium, if any, that would be due and payable pursuant to Section 2.03 (assuming for purposes of this Section 6.08 that Section 2.03 permitted partial prepayments) calculated on the amount specified in the foregoing clause (i), plus (iii) the amount of interest accrued and unpaid on the amount specified in the foregoing clause (i) to the date of such prepayment. The Lender hereby agrees that, in connection with any such election, the Lender shall permit the application of the monies in the Cash Collateral Account toward such prepayment.

                 (b) The Borrower's right to receive an assignment of Mortgage or portion thereof pursuant to Section 6.08(a) hereof, shall be conditioned upon the satisfaction of the following conditions:

                 (i)      No Default or Event of Default shall be continuing;

                 (ii) The Borrower and Lender shall execute and deliver such mortgage and/or note splitter or severance agreements, and substitute note(s) and other documents as Lender or Borrower may reasonably request to effectuate the assignment to Borrower of the portion of the Loan Obligations covered by such release; any such assignment by Lender shall be expressly stated to be without representation or warranty by, or recourse, to, Lender;

                 (iii) The Borrower and the assignee shall agree in writing and the mortgage(s) and note or substitute note so assigned shall state, that such note or substitute note so assigned to the assignee (the "Assigned Note") is secured solely by the mortgage(s) simultaneously being assigned to the assignee, and that no mortgage, guaranty or other security interest or collateral held by Lender (other than such mortgage being assigned to the assignee) shall secure, in any manner, such Assigned Note.

                 (iv) The Lender, Borrower and the assignee shall execute other instruments or documents as Lender or Borrower may reasonably request to further confirm or assure the intent of the provisions of this Section 6.08(b);

                 (v) The Borrower shall pay to Lender all reasonably attorneys' fees and expenses incurred by Lender in connection with such assignment of the Assigned Note and the mortgage(s) secured thereby; and

                 (vi) If the Borrower is entitled under Section 6.04 to obtain a release of the Mortgage on the Lexington Avenue Property, and Borrower seeks to obtain an assignment of that Mortgage pursuant to this Section 6.08, then in addition to satisfying all of the foregoing conditions set forth in this Section 6.08(b), Borrower shall cause the assignee of the Assigned Note to execute and deliver to Lender an instrument, in form and substance satisfactory to Lender, pursuant to which said assignee assumes all of the obligations of Lender under the Gruss Agreement and agrees to indemnify, defend and hold harmless Lender, its successors and assigns, from and against all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees and disbursements) asserted against, suffered or incurred by Lender as a result of any claim that such assignee, or any of its successors or assigns, breached or defaulted under any of the obligations of Lender under the Gruss Agreement.


                                  ARTICLE VII

                               EVENTS OF DEFAULT


                  SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) the Borrower shall fail to pay (i) any principal of the Loan, when the same becomes due and payable or (ii) any other payment under any Loan Document, in each case under this clause (ii) within five days after notice of the same becoming due and payable; or

                 (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                 (c) the Borrower shall fail to perform or observe, in any material respect, any term, covenant or agreement contained in Section 5.02; or

                 (d) except as otherwise specified in such Loan Document, any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice (or such longer period, if any, as may be set forth in the applicable covenant or agreement) thereof shall have been given to the Borrower by the Lender; or

                 (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Senior Debt or any Subordinated Debt (other than the Debt under the Senior Loan Documents) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable notice and grace period, if any, specified in the agreement or instrument relating to such Senior Debt or Subordinated Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Senior Debt or any Subordinated Debt (other than the Debt under the Senior Loan Documents) and shall continue after the applicable notice and grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Senior Debt or Subordinated Debt or otherwise to cause such Senior Debt or Subordinated Debt to mature; or any such Senior Debt or Subordinated Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Senior Debt or Subordinated Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                 (f) any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection (f); provided, however, that no Event of Default shall, in any way, be triggered by application of this clause (f) due to the existence or any continuation of the Bankruptcy Proceeding; or

                 (g) any judgment or order for the payment of money in excess of $500,000 shall be rendered against any Loan Party, and either (i) enforcement proceedings shall have been commenced and be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (h) any non-monetary judgment or order shall be rendered against any Loan Party that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (i) any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

                 (j) except as otherwise permitted under Section 5.02(a), any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected Lien on the Collateral purported to be covered thereby with the priority of liens set forth therein; or

                 (k) the Lex Store General Partner shall cease to be the general partner of Lexington Avenue Partnership; or

                 (l) any Event of Default (as such term is defined in any Mortgage or other Loan Document) shall occur and be continuing;

then, and in any such event, the Lender may, by notice to the Borrower, declare the Loan Obligations, together with all interest thereon and all other amounts payable under this Credit Agreement and the other Loan Documents, to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the United States Bankruptcy Code other than in connection with the Bankruptcy Proceeding, the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  ARTICLE VIII

                                 MISCELLANEOUS

                 SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Credit Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 8.02. Notices, Etc. All notices and communications under this Credit Agreement shall be in writing and shall be given by either
(a) hand-delivery, (b) facsimile transmission, (c) first class mail (postage prepaid), or (d) reliable overnight commercial courier (charges prepaid)

                 (i)    if to the Borrower, to:

                           Alexander's, Inc.
                           31 West 34th Street
                           New York, New York 10001
                           Attention:  Steven Santora
                           Facsimile No. (212) 695-4221

                 (ii)   if to the Lender, to:

                           Vornado Lending Corp.
                           c/o Vornado Realty Trust
                           Park 80 West, Plaza II
                           Saddle Brook, New Jersey  07663
                           Attention:  Chief Financial Officer
                           Facsimile No.: (201) 587-0600

Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by facsimile, upon transmission; (iii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iv) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

                 SECTION 8.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 8.04. Costs, Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, the reasonable fees and expenses of counsel for the Lender with respect thereto) and (ii) all reasonable costs and expenses of the Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Lender with respect thereto).

                 (b) The Borrower agrees to indemnify and hold harmless the Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the transactions contemplated hereby, (ii) the actual or alleged presence of Hazardous Materials on any property described in the Mortgages or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, (iii) disputes with any architect, general contractor, subcontractor, materialman or supplier, or on account of any act or omission to act by the Lender in connection with any Property, (iv) any untrue statement of a material fact contained in information submitted to the Lender by the Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete, (v) the failure of the Borrower or any Loan Party to perform any obligations required to be performed by the Borrower or any Loan Party under any Loan Document and (vi) the ownership, construction, occupancy, operation, use or maintenance of any of the Properties, in each case whether or not the transactions contemplated hereby are consummated, except (I) to the extent such claim, damage, loss, liability or expense is found to have resulted from any Indemnified Party's gross negligence or willful misconduct. Notwithstanding the foregoing provisions of this Section 8.04(b), the Borrower shall have no obligation to indemnify any Indemnified Party against, or hold it harmless from, (i) any judgment rendered by a court of competent jurisdiction against any Indemnified Party and in favor of the Borrower, or (ii) any legal fees and expenses incurred by the Indemnified Party in defending the action brought by the Borrower which resulted in such judgment in favor of the Borrower, but the foregoing provisions of this sentence shall not diminish or otherwise affect the Borrower's liability for payment of all legal fees and expenses incurred by the Lender in enforcing the Lender's rights and remedies under any of the Loan Documents.

                 (c) In case any action shall be brought against the Lender or any other Indemnified Party in respect of which indemnity may be sought against the Borrower, the Lender or such other Indemnified Party shall promptly notify the Borrower and the Borrower shall assume the defense thereof, including the employment of counsel selected by the Borrower and reasonably satisfactory to the Lender, the payment of all costs and expenses and the right to negotiate and consent to settlement. The failure of the Lender to so notify the Borrower shall not relieve the Borrower of any liability it may have under the foregoing indemnification provisions or from any liability which it may otherwise have to the Lender or any of the other Indemnified Parties except to the extent that the Borrower incurs actual expenses or suffers actual monetary loss as a result of such failure to give notice. The Lender shall have the right, at its sole option, to employ separate counsel and as long as Borrower is complying with its indemnification obligations hereunder, the fees and disbursements of such separate counsel shall be paid by Lender. The Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with the Borrower's consent, or if there be a final judgment for the claimant in any such action, the Borrower agrees to indemnify and save harmless the Lender from and against any loss or liability by reason of such settlement or judgment.

                 (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Lender, in its sole discretion.

                 (e) The provisions of this Section 8.04 shall survive the repayment or other satisfaction of the Borrower's Obligations hereunder.

                 SECTION 8.05. Merger. This Credit Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the transactions contemplated herein and therein and supersede all oral negotiations and prior writings with respect thereto.

                 SECTION 8.06. Binding Effect. This Credit Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

                 SECTION 8.07 Lender's Discretion. Except as otherwise specified in this Credit Agreement, whenever this Credit Agreement provides that the Lender's consent or approval is required, or that any action may be taken or not taken at the Lender's option, such consent or approval may be given or not, and such action may be taken or not, in the Lender's sole discretion. Any reference in this Credit Agreement to Lender's consent or approval being required shall be deemed to refer to Lender's prior consent or approval given in writing.

                 SECTION 8.08 Participations. (a) The Lender may sell participations in [up to one-third of] its rights and obligations under this Credit Agreement (including, without limitation, of its Loan and the Notes held by it) (the purchaser of any rights and obligations being referred to herein as a "Participant"); provided, however, that (i) the obligations of the Borrower and the Lender under this Credit Agreement and the other Loan Documents shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deliver all notices, communications and payments solely to the Lender and any such notice, communication or payment shall be valid and effective for all purposes hereunder notwithstanding any such sale of participations. Upon the sale of any participation permitted hereunder, the Borrower shall cooperate with such reasonable requests of the Lender, at the sole expense of the Lender, to sever and split the note issued hereunder among the Lender and any Participants.

                 (b) The Lender may, in connection with any participation or proposed participation pursuant to this Section 8.08, disclose to the Participant or proposed Participant, any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the Participant or proposed Participant shall agree to preserve the confidentiality of any Confidential Information received by it from the Lender.

                 (c) Notwithstanding any other provision set forth in this Credit Agreement, the Lender may at any time create a security interest in all or any portion of its rights under this Credit Agreement (including, without limitation, the Loan and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                 SECTION 8.09. Governing Law. This Credit Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                 SECTION 8.10. Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Credit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

                 SECTION 8.11. Waiver of Jury Trial. Each of the Borrower and the Lender hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Loan or the actions of the Lender in the negotiation, administration, performance or enforcement thereof. The Borrower acknowledges and agrees that this section is a specific and material aspect of this Credit Agreement and that the Lender would not extend credit to the Borrower if the waiver set forth in this section were not a part of this Credit Agreement.

                 SECTION 8.12. Jurisdiction. The Borrower irrevocably appoints each and every owner, partner and/or officer of the Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth herein, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Credit Agreement or any other Loan Document; and the Borrower hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of New Jersey or the State of New York or in the United States District Court for the District of New Jersey or the United States District Court for the Southern District of New York by service of process on any such owner, partner and/or officer; and the Borrower agrees that the courts of the State of New Jersey and the courts for the State of New York and the courts for the United States District Court for the District of New Jersey and the courts for the United States District Court for the Southern District of New York shall have jurisdiction with respect to the subject matter hereof and the person of the Borrower and all collateral securing the obligations of the Borrower. The Borrower agrees not to assert any defense to any proceeding initiated by the Lender in such court based upon improper venue or inconvenient forum. The foregoing shall not limit, restrict or otherwise affect the right of the Borrower or the Lender to commence any action on this Credit Agreement or any other Loan Document in any other courts having jurisdiction.

                 SECTION 8.13. Continuing Enforcement. If, after receipt of any payment of all or any part of the Borrower's Obligations hereunder, the Lender is required by law in connection with insolvency, fraudulent conveyance, bankruptcy or similar proceedings to surrender such payment then this Credit Agreement and the other Loan Documents shall continue in full force and effect, and the Borrower shall be liable for, and shall indemnify, defend and hold harmless the Lender with respect to the full amount so surrendered. The provisions of this Section 8.13 shall survive the termination of this Credit Agreement and the other Loan Documents and shall remain effective notwithstanding the payment of the Borrower's Obligations hereunder, the cancellation of the Notes or any other Loan Document, the release of any security interest, lien or encumbrance securing the Borrower's Obligations hereunder or any other action which the Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action by the Lender shall be deemed to have been conditioned upon any payment of the Borrower's Obligations hereunder having become final and irrevocable.

                 IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       ALEXANDER'S, INC.



                                       By   /s/ Stephen Mann
                                          -------------------------------------
                                          Name: Stephen Mann
                                          Title: Chairman


                                       VORNADO LENDING CORP.


                                       By   /s/ Joseph Macnow
                                          -------------------------------------
                                          Name:  Joseph Macnow
                                          Title: Vice President

                                PROMISSORY NOTE

$45,000,000.00                                                New York, New York

                                                                  March 15, 1995

         FOR VALUE RECEIVED, the undersigned, ALEXANDER'S, INC., a Delaware corporation (herein sometimes referred to as "Maker" or the "undersigned"), hereby promises to pay to the order of VORNADO LENDING CORP. ("LENDER"), the principal sum of Forty-Five Million and 0/100 Dollars ($45,000,000.00), or such lesser amount as shall have been advanced by Lender under the Credit Agreement (as hereinafter defined) (the "LOAN"), in United States Dollars, together with interest including without limitation additional interest payable pursuant to
Section 2.04(b) and 6.03 of the Credit Agreement thereon as provided in that certain Credit Agreement, dated as of March 15, 1995, by and between Maker and Lender (the "CREDIT AGREEMENT").

1. CERTAIN DEFINED TERMS. Terms used herein and not otherwise defined have the meanings ascribed to such terms in the Credit Agreement.

2.       PAYMENT OF PRINCIPAL.

         The entire unpaid principal amount hereof, together with accrued and unpaid interest thereon at the Interest Rate to but excluding March 15, 1998 (the "Maturity Date") and all other amounts payable hereunder shall be due and payable on the Maturity Date.

3. APPLICATION OF PAYMENTS. Except as otherwise specified herein, each payment or prepayment, if any, made under this Note shall be applied to pay late charges, accrued and unpaid interest, principal, escrows (if any), and any other fees, costs and expenses which the undersigned is obligated to pay under this Note, in such order as Lender may elect from time to time in its sole discretion.

4.       TENDER OF PAYMENT.

         All payments on this Note are payable on or before 11:00 a.m. on the due date thereof, to the account of Vornado Realty Trust at National Westminster Bank (Account No. 231313517), or such other account or place as Lender shall designate in writing from time to time and shall be credited on the date the funds become available lawful money of the United States.

         All sums payable to Lender which are due on a day that is not a Business Day shall be made on the next succeeding Business Day and such extended time shall be included in the computation of interest. For purposes of this paragraph, "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday on which banks in New York are not authorized or required by law to be closed.

5.       PREPAYMENT.

         The principal amount of this Note may not be prepaid except in accordance with and subject to the terms and conditions of the Credit Agreement.

6.       SECURITY FOR THE NOTE.

         6.1. This Note is executed and delivered in accordance with a commercial transaction described in the Credit Agreement. As security for the payment of the monies owing under this Note, the undersigned has delivered or has caused to be delivered to Lender, inter alia, the Collateral Documents referred to in the Credit Agreement.

         6.2. The undersigned hereby grants to Lender a continuing security interest in all property of the undersigned, now or hereafter in the possession of Lender or any Affiliate (as defined below) in any capacity whatsoever, including, but not limited to, any balance or share of any deposit, trust or agency account, as security for the payment of this Note and any other liabilities of the undersigned to Lender, which security interest shall be enforceable and subject to all the provisions of this Note, as if such property were specifically pledged hereunder and the proceeds of such property may be applied at any time and without notice to any of the undersigned's liabilities.

7.       ADDITIONAL PAYMENTS; INTEREST; LATE CHARGE; DEFAULT RATE.

         In addition to the other payments provided for above, the undersigned promises to pay on demand any interest and any other monies required to be paid or advanced by the undersigned or by any other party obligated under any of the Loan Documents (other than the Lender) or paid or advanced on behalf of the undersigned or such party by Lender pursuant to the terms of the Credit Agreement, the Mortgage or any other Loan Document, which obligation shall be continuing and shall survive any judgment entered with respect to this Note or any foreclosure of the Mortgage. This Note shall evidence, and the Mortgage and other Collateral Documents shall secure the payment of, all such sums so advanced or paid.

8. REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Lender may exercise any right, power or remedy permitted by law or as set forth herein or in the Credit Agreement, the Collateral Documents or any other Loan Document including, without limitation, the right to declare the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums secured by the Collateral Documents or any other Loan Document to be, and such principal, interest and other sums shall thereupon become, forthwith due and payable.

9.       MISCELLANEOUS.

         9.1. REMEDIES CUMULATIVE. The rights and remedies of Lender as provided herein and in any other Loan Document shall be cumulative and concurrent, may be pursued separately, successively or together against the undersigned or the Mortgaged Premises (as defined in the Mortgage) or any other collateral security for payment of amounts due hereunder, or any guarantor thereof, at the sole discretion of Lender, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Lender at law or in equity. The failure, at any one or more times, of Lender to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Lender shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Note.

         9.2. INTEGRATION. This Note and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

         9.3. ATTORNEYS' FEES AND EXPENSES. If Lender retains the services of counsel by reason of a default or an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Note, or for examination of matters subject to Lender's approval under the Loan Documents, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Lender shall forthwith, on demand, become due and payable and shall be evidenced hereby.

         9.4. NO IMPLIED WAIVER. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

         9.5. WAIVER. The undersigned waives demand, notice, presentment, protest, demand for payment, notice of dishonor, notice of protest and diligence of collection of this Note. The undersigned consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of any collateral, with or without substitution. The undersigned agrees that makers, endorsers, guarantors and sureties may be added or released without notice and without affecting the undersigned's liability hereunder. The liability of the undersigned shall not be affected by the failure of Lender to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral. The liability of the undersigned shall be absolute and unconditional and without regard to the liability of any other party hereto.

         9.6. NO USURIOUS AMOUNTS. Anything herein contained to the contrary notwithstanding, the undersigned does not agree and shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law. If by the terms of this Note, the undersigned is at any time required to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum legal rate and the portion of all prior interest payments in excess of such maximum legal rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance. The undersigned agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

         9.7. PARTIAL INVALIDITY. The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable.

         9.8. BINDING EFFECT. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by the undersigned without the prior written consent of Lender, and any such assignment or attempted assignment by the undersigned shall be void and of no effect with respect to Lender.

         9.9. MODIFICATIONS. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

         9.10. AFFILIATE. As used herein, "AFFILIATE" shall mean First Fidelity Bancorporation and any of its direct and indirect affiliates and subsidiaries.

         9.11. JURISDICTION. The undersigned irrevocably appoints each and every owner, partner and/or officer of the undersigned as its attorneys upon whom may be served, by regular or certified mail at the address set forth below, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and the undersigned hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of New York or the State of New Jersey or in the United States District Court for the Southern District of New York or the United States District Court for the Southern District of New Jersey by service of process on any such owner, partner and/or officer; and the undersigned agrees that the courts of the State of New York and the State of New Jersey and the United States District Court for the Southern District of New York and the United States District Court for the District of New Jersey shall have jurisdiction with respect to the subject matter hereof and the person of the undersigned. The undersigned agrees not to assert any defense to any action or proceeding initiated by Lender in such courts based upon improper venue or inconvenient forum. The foregoing shall not restrict or otherwise affect the right of the Lender to commence any action or proceeding on this Note or any other Loan Document in any other court or courts having jurisdiction.

         9.12. NOTICES. All notices and communications relating to this Note shall be in writing and shall be given in the manner provided in the Credit Agreement.

         9.13. GOVERNING LAW. This Note shall be governed by and construed in accordance with the substantive laws of the State of New York.

         9.14.  WAIVER OF JURY TRIAL.  THE UNDERSIGNED AND LENDER AGREE THAT
ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR THE UNDERSIGNED, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND THE UNDERSIGNED EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, EACH OF THE UNDERSIGNED AND LENDER WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, BUT THE FOREGOING SHALL NOT BE CONSTRUED TO PROHIBIT, RESTRICT OR OTHERWISE IMPAIR THE EXERCISE OF ANY RIGHTS OR REMEDIES EXPRESSLY PROVIDED TO ANY PARTY IN ANY OF THE LOAN DOCUMENTS. THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO THE UNDERSIGNED IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

         9.15. REGISTERED FORM. This Note may be transferred only through its surrender to Maker for the issuance of a new note or notes to a new holder or holders.


         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has duly executed and delivered this Note as of the day and year first above written.

ATTEST:                               ALEXANDER'S, INC. (a Delaware corporation)


                                      By:   /s/ Stephen Mann
                                         -----------------------------------
                                         Name:  Stephen Mann
                                         Title:  Chairman